SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549


                                  FORM 8-K


                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 7, 2000



                           PAGING NETWORK, INC.
          (Exact name of registrant as specified in its charter)



        Delaware                       0-19494                  04-2740516
(State or other jurisdiction        (Commission              (I.R.S. Employer
    of incorporation)               File Number)            Identification No.)



            14911 Quorum Drive
               Dallas, Texas                                    75240
   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including are code: (972) 801-8000



                               Not Applicable
       (Former name or former address, if changed since last report)








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         Item 1.  Changes in Control of Registrant.

         On November 7, 1999, Paging Network, Inc., a Delaware corporation (the "Company"), Arch Communications Group, Inc., a Delaware corporation ("Arch") and St. Louis Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Arch ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger") with the Company as the corporation surviving in the Merger.

         On January 7, 2000, the Company, Arch and Merger Sub entered into an amendment to the Merger Agreement so as to (i) increase the amount of common equity of Vast Solutions, Inc., a wholly owned subsidiary of the Company, that the Company may set aside for an employee stock option, stock ownership or other similar plan from 15% to 20% of such equity ownership, and (ii) reduce the aggregate principal amount of senior secured debt financing the Company and Arch must secure in order to consummate the Merger from $1.5 billion to an amount not less than $1.3 billion.

Item 7.  Exhibits

99.1 Agreement and Plan of Merger, dated as of November 7, 1999, by and among the Company, Arch and Merger Sub. (1)

99.2 Amendment to Agreement and Plan of Merger, dated as of January 7, 2000, by and among the Company, Arch and Merger Sub.

-------------------------

         (1) Previously filed as an exhibit to the Registrant's Current Report on Form 8-K on November 17, 1999.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 18, 2000              PAGING NETWORK, INC.


                                     By:  /s/ Ruth Williams
                                          ------------------------
                                          Ruth Williams
                                          Senior Vice President and
                                            General Counsel





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